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                                                                      EXHIBIT 11
                      McKESSON CORPORATION - CONSOLIDATED
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                       FOR THE FIVE YEARS ENDED MARCH 31
                    (in thousands except per share amounts)



                                                                1995        1994        1993          1992         1991
                                                             ----------  ----------  ----------    ----------    ---------
FULLY DILUTED EARNINGS PER SHARE

Income (loss) after taxes from continuing operations         $(193,174)   $126,428    $ 95,070   $  22,077       $ 85,016
Dividend requirements - convertible preferred stocks                 -           -           -      (7,081)/(1)/        -
Interest charges on convertible debentures - net of tax              -          18       1,352           - /(2)/    3,391
Contribution adjustment - Series B ESOP convertible
  preferred stock/(3)/                                          (1,836)     (3,706)     (3,758)          - /(2)/   (3,711)
                                                             ---------    --------    --------   ---------        -------
                                                              (195,010)    122,740      92,664      14,996         84,696
Discontinued operations                                         21,028      30,628      19,665      10,256         10,311
Discontinued operations - gain on sale of PCS                  576,656           -           -           -              -
Extraordinary item                                                   -      (4,186)          -           -              -
Cumulative effects of accounting changes                             -     (16,660)          -    (110,500)             -
                                                             ---------    --------    --------   ---------        -------
     Total                                                   $ 402,674    $132,522    $112,329   $ (85,248)       $95,007
                                                             =========    ========    ========   =========        =======


Fully diluted shares
  Common shares outstanding/(4)/                                43,568      40,943      40,025      38,776         38,544
  Convertible securities - dilutive                              1,882       3,160       4,783           -/(2)/     6,060
                                                             ---------    --------    --------   ---------        -------
     Total                                                      45,450      44,103      44,808      38,776         44,604
                                                             =========    ========    ========   =========        =======



Fully diluted earnings per share
  Continuing operations                                      $   (4.29)   $   2.78    $   2.07   $     .39        $  1.90
  Discontinued operations                                          .46         .70         .44         .26            .23
  Discontinued operations - gain on sale of PCS                  12.69           -           -           -              -
  Extraordinary item                                                 -        (.10)          -           -              -
  Cumulative effects of accounting changes                           -        (.38)          -       (2.85)             -
                                                             ---------    --------    --------   ---------        -------
     Total                                                   $    8.86    $   3.00    $   2.51   $   (2.20)       $  2.13
                                                             =========    ========    ========   =========        =======


PRIMARY EARNINGS PER SHARE
Income (loss)  after taxes from continuing operations        $(193,174)   $126,428    $ 95,070   $  22,077        $85,016
Dividend requirements - convertible preferred stocks/(1)/       (3,501)     (7,052)     (7,010)     (7,081)        (6,973)
                                                             ---------    --------    --------   ---------        -------
                                                              (196,675)    119,376      88,060      14,996         78,043
Discontinued operations                                         21,028      30,628      19,665      10,256         10,311
Discontinued operations - gain on sale of PCS                  576,656           -           -           -              -
Extraordinary item                                                   -      (4,186)          -           -              -
Cumulative effects of accounting changes                             -     (16,660)          -    (110,500)             -
                                                             ---------    --------    --------   ---------        -------
     Total                                                   $ 401,009    $129,158    $107,725   $ (85,248)       $88,354
                                                             =========    ========    ========   =========        =======

Common shares outstanding/(4)/                                  43,568      40,789      40,025      38,776         38,539
                                                             =========    ========    ========   =========        =======

Primary earnings per share
  Continuing operations                                      $   (4.51)   $   2.93    $   2.20   $     .39        $  2.02
  Discontinued operations                                          .48         .75         .49         .26            .27
  Discontinued operations - gain on sale of PCS                  13.23           -           -           -              -
  Extraordinary item                                                 -        (.10)          -           -              -
  Cumulative effects of accounting changes                           -        (.41)          -       (2.85)             -
                                                             ---------    --------    --------   ---------        -------
     Total                                                   $    9.20    $   3.17    $   2.69   $   (2.20)       $  2.29
                                                             =========    ========    ========   =========        =======

- -----------------------------------------------------------
(1)  Net of certain related tax benefits.
(2) 1992 fully diluted earnings per share computation excludes the effect of convertible securities which were anti-dilutive.
(3) Represents the assumed additional ESOP contribution expense that the Company would have incurred if the Series B ESOP convertible preferred stock had been converted at the beginning of the period presented.
(4) Common shares outstanding have been computed by adding the monthly average (beginning of the month plus end of the month divided by 2), dividing the aggregate by 12 and adjusting this total for dilutive stock options using the treasury stock method.


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